UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
 of the Securities Exchange Act of 1934, as amended

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AXION POWER INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

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AXION POWER INTERNATIONAL, INC.

(A Delaware Corporation)

3601 Clover Lane, New Castle PA 16105
(724) 654-9300

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

January 11, 2010

TO THE SHAREHOLDERS:

The attached Information Statement is being delivered by Axion Power International, Inc. (the “Corporation”) in connection with the approval by the holders of a majority of our voting stock, which included holders of our Common Stock, par value $0.0001 per share (“Common Stock”) and our Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Stock”), voting together as a single class (collectively, the “Voting Stock”), as well as two thirds of our Series A  Stock voting alone as a separate class, of certain amendments (the “Amendments”) to the Corporation’s certificate of incorporation to amend the Certificate of Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, par value $0.0001 per share (“Certificate”) to provide that, simultaneously with or subsequent to the closing by the Corporation of a sale of Common Stock at a price of at least $0.50 per share and with an aggregate purchase price of at least $18,420,000, the remaining 630,897 issued and outstanding shares of Series A Stock, including any dividends otherwise owing with respect thereto, shall be automatically converted into 8,785,483 shares of Common Stock without any further action required on the part of the holders of Series A Stock, and the powers, designations, preferences and rights of holders of Series A  Stock shall automatically become null and void.  This Information Statement is first being mailed to shareholders on or about January 11, 2010.  We anticipate that the Amendments  will become effective on or after January 31, 2010.

On November 30, 2009 the Corporation’s board of directors passed resolutions authorizing shareholder action to consider the Amendments  and the filing of a Certificate of Amendment effecting the Amendments with the Delaware Secretary of State.

On December 10, 2009 the holders of the issued and outstanding shares of the Corporation’s Voting Stock representing 21,703,959 votes, which constituted a majority of all votes entitled to be cast, together with holders of the holders of the issued and outstanding shares of the Series A Stock representing 430,000 shares, which constituted two-thirds of the issued and outstanding shares of our Series A Stock, voting alone as a separate class,  executed a written consent in accordance with the provisions set forth in §228 of the Delaware General Corporation Law that approved the Amendments.

This letter and the accompanying Information Statement are being distributed to you, our shareholders by the Corporation, in accordance with the requirements of §228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended.  The attached Information Statement describes the Amendments.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

By Order of the Board of Directors

Thomas Granville
Chief Executive Officer

INFORMATION STATEMENT
OF
AXION POWER INTERNATIONAL, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

Unless we indicate otherwise or unless the context requires otherwise, all references in this Information Statement to “we,” “us,” “our,” or the “Corporation” are to Axion Power International, Inc., and all references to “Certificate of Incorporation” are to our Certificate of Incorporation, as amended.

INTRODUCTION

This Information Statement is being mailed on or about January 11, 2010, to all shareholders of record of the Corporation as of the close of business on December 10, 2009 in connection with the approval of amendments to our Certificate of Incorporation.

On November 30, 2009 the Corporation’s board of directors passed resolutions to certain amendments (the “Amendments”) to the Corporation’s certificate of incorporation to amend the Certificate of Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, par value $.0001 per share (“Certificate”) to provide that, simultaneously with or subsequent to the closing by the Corporation of a sale of its Common Stock, par value $0.0001 per share (“Common Stock”) at a price of at least $0.50 per share and with an aggregate purchase price of at least $18,420,000, the remaining 630,897 issued and outstanding shares of its Series A Convertible Common Stock, par value $0.0001 per share (“Series A Stock”), including any dividends otherwise owing with respect thereto, shall be automatically converted into 8,785,483 shares of Common Stock without any further action required on the part of the holders of Series A  Stock, and the powers, designations, preferences and rights of holders of Series A  Stock shall automatically become null and void.

The Amendments  were approved by the written consent of the holders of the issued and outstanding shares of the Corporation’s Voting Stock, representing 21,703,959 votes, which constituted a majority of all votes entitled to be cast on December 10, 2009, which included holders of Common Stock and Series A Stock voting, together as a single class (collectively, the “Voting Stock”),  and holders of two thirds of the issued and outstanding shares of the Series A Stock on the same date, voting alone as a separate class, in accordance with the provisions set forth in §228 of the Delaware General Corporation Law.  We decided to obtain a written consent of approval in order to eliminate the cost and delay involved in holding a special meeting of our shareholders.

The record date for purposes of determining the holders of Voting Stock entitled to vote and to whom this Information Statement is to be sent is December 10, 2009.  As of the record date, we had 29,010,582 shares of Common Stock issued and outstanding that were entitled to vote on approving the Amendments, with each share of Common Stock entitled to one vote.  Holders of  Common Stock are entitled to cast one vote for each share held by them on the record date. Holders of Series A Stock voted on an “as if converted basis,” which means that holders of Series A Stock are entitled to cast approximately 13.92 votes for each share held by them on the record date, or 8,785,483 votes for all holders of the Series A Stock, in the aggregate.  By written consent, the holders of Voting Stock, representing 21,703,959 votes, approximately 57.4% of the 37,796,065 votes entitled to be cast, approved the Amendments.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the Amendments may not be effected until at least 20 calendar days after this Information Statement is sent or given to the Corporation’s shareholders.  We anticipate that the Amendments will be effected on or after January 31, 2010.

There will not be a meeting of shareholders to approve the Amendments  and none is required under §228 of the Delaware General Corporation Law since these actions have already been approved by the holders of issued and outstanding shares of the Corporation’s Voting Stock which constituted a majority of all votes to be cast, together with holders of two-thirds of the outstanding shares of Series A Stock by written consent as described above.  The total combined number of holders of the Corporation’s Common Stock and Series A Stock solicited to provide the written consent was nine.

§228 of the Delaware General Corporation Law mandates that if a written consent is signed by less than the unanimous consent of all shareholders entitled to vote, the Corporation must give notice of the actions taken to all shareholders who were entitled to vote on the consent actions but who have not consented to the actions.  This Information Statement is intended to provide you with the required notice.

QUESTIONS AND ANSWERS

Q.           Who is sending me this Information Statement?

A.           The Corporation is sending you this Information Statement at the request of its board of directors.

Q.           Why did I receive this Information Statement?

A.           Applicable laws require us to provide you with information regarding the Amendments  even though your vote is neither required nor requested for the Amendments to become effective.

Q.           Why are you amending the Certificate to provide for the conversion of the Series A Stock into Common Stock?

A.           On December 22, 2009, the Company consummated a financing transaction with certain investors.  One of the conditions to the closing was that the Corporation provide for the conversion of all of its Series A Stock into Common Stock of the Corporation.  The Corporation is consummating this condition through the transactions described in this Information Statement.

Q.           When do you expect the Amendments to become effective?

A.           The Amendments will become effective upon the filing of a Certificate of Amendment effecting the Amendments with the Delaware Secretary of State.  We expect to file the Certificate of Amendment effecting the Amendments with the Delaware Secretary of State as soon as is reasonably practicable on or after the twentieth (20th) calendar day following the mailing of this Information Statement to our shareholders.

Q.           Will I receive anything notifying me when the Amendments are effective?

A.           The Amendments have already been approved and you will not receive anything notifying you that the Amendments have become effective.

Q.           Why am I not being asked to vote?

A.           The Amendments have already been approved pursuant to a written consent.  Such approval, together with the approval of the Corporation’s board of directors, is sufficient under Delaware law, and no further approval by our shareholders is required.

Q.           What do I need to do now?

A.           Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q.           Whom can I contact with questions?

A.           If you have any questions about any of the actions to be taken by the Corporation, please contact us at (724) 654-9300.

AMENDMENTS

The provision to convert our Series A Stock will be implemented by amending the Certificate, the form of which may be viewed on the Securities and Exchange Commission’s (the “Commission”) website, www.sec.gov, as an exhibit to the Corporation’s Current Report of Form 8-K, filed with the Commission on November 8, 2006.  The Corporation’s certificate of incorporation, as amended, may be viewed on the Securities and Exchange Commission’s website, www.sec.gov, as an exhibit to the Corporation’s Current Reports, filed with the Commission on February 5, 2003 and June 7, 2004.

The complete text of the approved Amendments to the Certificate is under the caption “IMPLEMENTATION OF THE AMENDMENT TO THE CERTIFICATE.”

AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF THE SERIES A STOCK

On November 30, 2009 the Corporation’s board of directors passed resolutions approving the Amendments to the Certificate  to provide that, simultaneously with or subsequent to the closing by the Corporation of a sale of Common Stock at a price of at least $0.50 per share and with an aggregate purchase price of at least $18,420,000, the remaining 630,897 issued and outstanding shares of Series A Stock, including any dividends otherwise owing with respect thereto, shall be automatically converted into 8,785,483  shares of Common Stock without any further action required on the part of the holders of its Series A  Stock, and the powers, designations, preferences and rights of holders of Series A  Stock shall automatically become null and void.

The Amendments will become effective upon the filing of  a Certificate of Amendment effecting the Amendments with the Delaware Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) calendar day following the mailing of this Information Statement to our registered shareholders.

REASONS FOR THE AMENDMENT TO THE CERTIFICATE

The primary reason for the Amendments to the Certificate is that on December 22, 2009, the Company consummated a financing transaction with certain investors.  One of the conditions to the closing was that the Corporation provide for the conversion of all of its Series A Stock into Common Stock of the Corporation.  The Corporation is consummating this condition through the transactions described in this Information Statement.

For this reason, the Corporation and its board of directors believe that the approval of the Amendments to the Certificate described in this Information Statement is in the best interests of both the Corporation and its shareholders.

IMPLEMENTATION OF THE AMENDMENT TO THE CERTIFICATE

The Amendment amends Article 8 of the Certificate by adding the following as a new Article 8(i):

(i) simultaneously with or subsequent to the closing by the Corporation of a sale of Common Stock at a price of at least $0.50 per share and with an aggregate purchase price of at least $18,420,000, the remaining issued and outstanding shares of its Series A Preferred, including any dividends otherwise owing with respect thereto, shall be automatically converted into 8,785,483  shares of Common Stock without any further action required on the part of the holders of its Series A Preferred, and the powers, designations, preferences and rights of holders of its Series A Preferred shall automatically become null and void.

DIFFERENCES BETWEEN COMMON STOCK AND SERIES A STOCK

Prior to the Amendments becoming effective, holders of Series A Stock have certain rights and preferences with respect to such Series A Stock that holders of Common Stock do not have. The following describes the rights and preferences that current holders of Series A Stock will no longer have once the Amendments become effective.

Dividends

Current holders of Series A Stock will no longer have the right to receive dividends at the annual rate of 10% of the stated value of Series A Stock. Instead dividends, if any, are paid to holders of Common Stock at the discretion of our board of directors.

Liquidation Rights

Current holders of Series A Stock will no longer be entitled to receive a liquidation preference of $10 per share of Series A Stock held, plus accrued dividends, in the event of any liquidation, dissolution or winding up of the Corporation.  Holders of Common Stock are not entitled to any liquidation preference and instead share equally in the assets of the Corporation available to all holders of Common Stock upon such events.

Voting Rights

Current holders of Series A Stock will no longer have special voting rights with respect to matters affecting the Series A Stock and will vote with the other holders of Common Stock.

Optional Conversion

Due to the conversion of the Series A Stock to Common Stock effected by the Amendments, current holders of Series A Stock will no longer have the right to convert shares of Series A Stock into shares of Common Stock.  Holders of Common Stock do not have any optional conversion rights with respect to any other security of the Corporation.

The foregoing summary is qualified in its entirety by the description of the rights and preferences of the Series A Stock appearing in the Certificate. We urge you to read such description to fully understand the rights and preferences that holders of Series A Stock will no longer have once the Amendments become effective.

ADDITIONAL GENERAL INFORMATION

Common Stock

The voting and other rights that accompany shares of Common Stock will not be affected by the Amendments.  As of the record date there were 29,010,582 shares of Common Stock and 630,897 shares of Series A Stock issued and outstanding.

VOTE REQUIRED

The affirmative vote of the holders of  the issued and outstanding shares of Voting Stock, which constitute a majority of all votes entitled to be cast, as described above, as well as the affirmative vote of the holders of 2/3 of the shares of Series A Stock, voting alone as a separate class, was required for approval of Amendments  under Delaware General Corporation Law.  The Corporation has obtained this approval through the written consent of shareholders.  Therefore, a special meeting of the shareholders will not take place for this purpose.

VOTING SECURITIES

The record date for purposes of determining the shareholders entitled to vote and to whom this Information Statement is to be sent is December 10, 2009. As of the record date, we had 29,010,582 shares of Common Stock issued and outstanding and entitled to vote on the Amendments, with each share of Common Stock entitled to one vote, and 630,897 shares of Series A Stock issued and outstanding and entitled to cast an aggregate of 8,785,483 votes on the Amendments.  The holders of 21,703,959 votes out of a total of 37,796,065 votes entitled to be cast approved the Amendments, representing approximately 57.4% of all votes entitled to be cast, and holders of 430,000 shares out of a total of 630,897 shares of Series A Stock approved the Amendments, voting alone as a single class, representing approximately 68.2% of all shares of Series A Stock.

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to the Corporation’s shareholders under Delaware General Corporation Law, the Certificate of Incorporation, or the Corporation’s bylaws in connection with the Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On December 10, 2009, the record date for the written consent, we had 29,010,582 shares of common stock and 630,897 shares of Series A Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our securities as of December 10, 2009, for (i) each of our directors and executive officers; (ii) all of our directors and executive officers as a group; and (iii) each person who we know beneficially owns more than 5% of our common stock.

Beneficial ownership data in the table has been calculated based on Securities and Exchange Commission (the “Commission”) rules that require us to identify all securities that are exercisable for or convertible into shares of our common stock within 60 days of December 10, 2009 and treat the underlying stock as outstanding for the purpose of computing the percentage of ownership of the holder.

Except as indicated by the footnotes following the table, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock held by that person. The address of each named executive officer and director, unless indicated otherwise by footnote, is c/o Axion Power International, Inc. 3601 Clover Lane, New Castle PA 16105.

	Common Stock	Preferred Conversion (1)	Warrant & Options (2)	Combined Ownership	Percentage

The Quercus Trust (3) 1835 Newport Blvd A109 – PMB 467 Cosa Mesa, CA 92627	8,571,429	-	10,000,000	18,571,429	47.6%

Fursa Master Global Event Driven Fund LP (4) 200 Park Avenue, 54th Floor New York, New York 10166 William F. Harley III	862,466	1,884,403	-	2,746,869	8.9%

Petersen, John L. Château de Barberêche Switzerland 1783 Barbe	217,500	1,426,960	9,900	1,654,360	5.4%

Second Amended Trust for the Benefit of the Shareholders of Mega-C Power Corporation c/o Mark Dolan (5) 1277 Bayshore Blvd, Dunedin, FL 34698	3,683,887	-	-	3,683,887	12.7%

Gelbaum, David (6)	8,571,429	-	10,000,000	18,571,429	47.6%

Averill, Robert	1,534,257	1,937,169	1,249,183	4,720,609	14.7%

Patterson, Glenn	1,119,841	1,692,160	499,145	3,311,146	10.6%

Filipenko, Igor (7)	1,217,173	-	97,959	1,315,132	4.5%

Granville, Tom	421,300	275,296	251,250	947,846	3.2%

Buiel, Edward	31,000	-	445,000	476,000	1.6%

Hillier, Donald	30,000	-	90,000	120,000	*

Conway, Carr	-	-	90,000	90,000	*

Nelson , Robert	36,000	-	108,000	144,000	*

Wainwright, Walker	-	-	45,555	45,555	*

Schmidt, Howard	-	-	37,500	37,500	*

Hirschman, Stan	-	-	30,000	30,000	*

Kishinevsky, Michael	-	-	29,500	29,500	*

Bartlett, Joseph	-	-	-	-	*

Anthony, David	-	-	-	-	*

Directors and officers as a group (15 persons)	12,961,000	3,904,626	12,973,092	29,838,718	65.0%

(1)	Represents shares of common stock issuable upon conversion of the Series A preferred stock held by the stockholder.
(2)	Represents shares of common stock issuable upon exercise of warrants and options held by the stockholder that are presently exercisable or will become exercisable within 60 days.
(3)	The trustees of The Quercus Trust are Mr. David Gelbaum and Ms. Monica Chavez Gelbaum, each with shared voting and dispositive power over the shares held by this trust.
(4)	Mr. William F. Harley, III is the Chief Investment Manager for Fursa Global Event Driven Fund, and in this capacity, he has sole voting and dispositive power over the shares held by Fursa.
(5)
Mr. Mark Dolan is the current trustee of the Second Amended Trust for the Benefit of the Shareholders of Mega-C Power Corporation with sole voting and dispositive power over the shares held by this trust.

(6)
The ownership reflected for David Gelbaum is the actual and beneficial ownership of The Quercus Trust.   The trustees of The Quercus Trust are Mr. David Gelbaum and Ms. Monica Chavez Gelbaum, each with shared voting and dispositive power over the shares held by this trust.

(7)	Includes 1,078,425 shares beneficially held by Dr. Igor Filipenko and 236,707 shares beneficially held by his wife.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendments to be made to the Certificate of Incorporation which is not shared by all other shareholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  The Corporation files reports, information statements and other information with the Commission.  The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.  The statements and forms we file with the Commission have been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the Commission.  The Internet address for this site can be found at www.sec.gov.

A copy of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including financial statements and schedules thereto, can be found at the Commission’s internet site.  Copies of the Annual Report will be sent to any shareholder without charge upon written request addressed to:  Secretary, Axion Power International, Inc., 3601 Clover Lane, New Castle PA 16105.

BY ORDER OF THE BOARD OF DIRECTORS OF AXION POWER INTERNATIONAL, INC.